UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934
Date of Report (Date of Earliest Event Reported):
December 15, 2014

Commission file number: 001-35653
SUNOCO LP
(Exact name of registrant as specified in its charter)

Delaware	30-0740483
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)
555 East Airtex Drive Houston, Texas 77073 (Address of principal executive offices, including zip codes)
Registrant’s telephone number, including area code: (832) 234-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
On December 16, 2014, Sunoco LP (the “Partnership”) completed the previously announced acquisition (the “Acquisition”) of Aloha Petroleum, Ltd. (“Aloha”), pursuant to the purchase and sale agreement by and among the Partnership, Susser Petroleum Property Company LLC and Henger BV Inc. (“Henger”), dated as of September 25, 2014 (the “Agreement”). The Partnership paid total closing consideration (after adjustments) of approximately $238.6 million, including approximately $41.1 million of debt and transaction expenses of Aloha that were paid off at closing, as well as approximately $14.1 million that was paid into escrow and that will remain available to fund potential indemnification claims under the Agreement. The Agreement also contains an earn-out provision requiring the Partnership to pay Henger additional purchase price payments equal to 50% of the amount by which certain gross profits of Aloha exceed a threshold amount each year through December 31, 2022. The Partnership borrowed on its revolving credit facility to satisfy its cash funding obligations at the closing of the Acquisition.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement itself, a copy of which is filed as Exhibit 2.2 to the Partnership’s Current Report on Form 8-K filed on October 1, 2014, and Amendment No. 1 to the Agreement which is filed as Exhibit 2.1 hereto.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 15, 2014, the Partnership received the resignation of William P. Williams from its general partner’s board of directors. Mr. Williams’ resignation was not the result of any disagreement with the Partnership or its general partner relating to the operations, practices or policies of the Partnership.

Item 7.01 Regulation FD Disclosure
On December 17, 2014, the Company issued a news release announcing the closing of the Acquisition, which news release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Exhibit Description
2.1	Amendment No.1 to Purchase and Sale Agreement
99.1	News Release dated December 17, 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

Date: December 19, 2014	By:	Sunoco GP LLC, its general partner

	By:	/s/ Mary E. Sullivan
	Name:	Mary E. Sullivan
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
2.1	Amendment No.1 to Purchase and Sale Agreement
99.1	News Release dated December 17, 2014